PILGRIM'S PRIDE CORPORATION REPORTS RECORD EARNINGS FOR FISCAL SECOND QUARTER AND FIRST SIX MONTHS PERIODS

PITTSBURG, Texas, April 25, 2005 /PRNewswire-FirstCall/ -- Pilgrim's Pride Corporation (NYSE: PPC) today reported net income of $56.4 million, or $0.85 per share, for the second fiscal quarter ended April 2, 2005, an increase of $23.4 million, or $0.35 per share, compared with net income of $33.0 million, or $0.50 per share, in the second quarter ended April 3, 2004. The Company also reported net sales for the second quarter ended April 2, 2005 of $1.375 billion, a slight decrease when compared with net sales of $1.385 billion for the same period last year. Included in the net income for the second quarter of fiscal 2005 is a non-recurring gain of $6.5 million net of tax, or $0.10 per share associated with a litigation settlement.

For the six months ended April 2, 2005, the Company reported net income of $104.9 million, or $1.58 per share, an increase of $61.7 million, or $0.85 per share, compared with net income of $43.2 million, or $0.73 per share, for the six months ended April 3, 2004. The Company also reported net sales for the first six months of fiscal 2005 of $2.744 billion, an increase of $315 million, compared with net sales of $2.429 billion for the same period last year. Included in the net income for the first six months of fiscal 2005 is a non-recurring gain of $6.5 million net of tax, or $0.10 per share, associated with a litigation settlement.

"Our record second fiscal quarter and first six months’ performance reflects solid poultry market trends coupled with the continued strong growth of our chicken business, lower average feed costs when compared to the prior year and excellent results from our Mexico operations" said O.B. Goolsby, President and Chief Executive Officer of Pilgrim's Pride. "We continue our focus this year on product mix improvements more so than unit volume growth and the penetration of our prepared foods business into an ever-widening customer base throughout the foodservice, retail and quick service categories. We expect that poultry market prices will remain solid and feed costs will be considerably lower than in the prior fiscal year for the remainder of fiscal year 2005. These factors, combined with a strong export demand, give us reason to maintain our positive industry outlook for the rest of fiscal 2005."

Pilgrim’s Pride will hold a conference call to discuss the Company’s second quarter fiscal 2005 financial results at 10 a.m. CDT (11 a.m. EDT) on April 25, 2005. To listen live via telephone, call 800-391-2548, verbal pass code VG495227. The call also will be webcast live on the Internet at http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=68228&eventID=1051215.

Additionally, the Company has posted a slide presentation on its website at http://www.pilgrimspride.com, which may be viewed by listeners in connection with today’s conference call. The webcast will be available for replay within two hours of the conclusion of the call. A telephone replay will be available beginning at 2 p.m. CDT on April 25 through May 2 at 800-355-2355 pass code 495227#.

Forward-Looking Statements:

Statements contained in this press release that state the intentions, hopes, beliefs, anticipations, expectations, outlooks or predictions of the future of Pilgrim’s Pride Corporation and its management, including the expectations regarding poultry prices and feed costs for the remainder of fiscal year 2005, are forward-looking statements. It is important to note that the actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: matters affecting the poultry industry generally, including fluctuations in the commodity prices of feed ingredients, chicken and turkey; additional outbreaks of avian influenza or other diseases affecting the production performance and/or marketability of the company’s poultry products; contamination of our products, which has recently and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; management of our cash resources, particularly in light of our leverage; restrictions imposed by and as a result of, our leverage; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; changes in laws or regulations affecting our operations or the application thereof as well as competitive factors and pricing pressures; risks associated with the acquisition of ConAgra Foods’ chicken division including possible unknown liabilities assumed in connection with the acquisition and loss of customers of the acquired business; inability to recognize the anticipated cost savings and anticipated benefits in connection with our turkey division restructuring; and the impact of uncertainties of litigation as well as other risks described under “Risk Factors” in our Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Pilgrim’s Pride Corporation undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
Contact:
Sondra Fowler
Pilgrim’s Pride Corporation
(903) 855-4195

PILGRIM’S PRIDE CORPORATION
News Release
April 25, 2005

PILGRIM’S PRIDE CORPORATION
Consolidated Statements of Income
(Unaudited)
[In thousands, except share and per share amounts]

Three Months Ended	April 2, 2005	April 3, 2004
Net Sales	$1,375,321	$1,384,908
Costs and Expenses
Cost of sales	1,216,837	1,261,513
Selling, general and administrative	69,529	61,884
	1,286,366	1,323,397
Operating Income	88,955	61,511

Other Expense (Income):
Interest expense, net	9,318	13,524
Foreign exchange (gain) loss	(223)	185
Miscellaneous, net	(10,733)	1,257
Total other expenses, net	(1,638)	14,966

Income before income taxes	90,593	46,545
Income tax expense	34,204	13,594
Net Income	$56,389	$32,951

Net income per common share
-basic and diluted	$0.85	$0.50
Dividends declared per common share	$0.015	$0.015
Weighted average shares outstanding	66,555,733	66,555,733

Six Months Ended	April 2, 2005	April 3, 2004
	(26 Weeks)	(27 Weeks)
Net Sales	$2,743,568	$2,429,275
Costs and Expenses
Cost of sales	2,429,673	2,228,840
Selling, general and administrative	133,925	108,116
	2,563,598	2,336,956
Operating Income	179,970	92,319

Other Expense (Income):
Interest expense, net	21,542	25,968
Foreign exchange (gain) loss	(326)	263
Miscellaneous, net	(11,748)	936
Total other expenses, net	9,468	27,167

Income before income taxes	170,502	65,152
Income tax expense	65,604	21,915
Net Income	$104,898	$43,237

Net income per common share
-basic and diluted	$1.58	$0.73
Dividends declared per common share	$0.015	$0.030
Weighted average shares outstanding	66,555,733	58,882,431

PILGRIM'S PRIDE CORPORATION
News Release
April 25, 2005

PILGRIM'S PRIDE CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)
[In thousands]

	April 2, 2005	October 2, 2004
ASSETS
Cash and cash equivalents	$147,837	$38,165
Other current assets	909,824	979,063
Total Current Assets	1,057,661	1,017,228
Other Assets	49,618	50,086
Property, Plant and Equipment, net	1,162,257	1,178,675

Total Assets	$2,269,536	$2,245,989

LIABILITIES AND STOCKHOLDERS' EQUITY
Current maturities of long-term debt	$8,501	$8,428
Other current liabilities	556,909	625,074
Total Current Liabilities	565,410	633,502
Long-Term Debt, Less Current Maturities	523,404	535,866
Deferred Income Taxes	153,286	152,455
Minority Interest in Subsidiary	1,320	1,210
Total Stockholders' Equity	1,026,116	922,956

Total Liabilities and Stockholders’ Equity	$2,269,536	$2,245,989

PILGRIM'S PRIDE CORPORATION
News Release
April 25, 2005

Pilgrim’s Pride Corporation
Pro forma Financial Information
(Unaudited)
(In thousands except per share amounts)

The unaudited pro forma financial information has been presented as if the acquisition of the ConAgra chicken division had occurred as of the beginning of fiscal year 2004.

Six Months Ended	April 3, 2004
(27 Weeks)

Net sales	$2,890,067
Depreciation and amortization	$66,043
Operating income	$117,833
Interest expense, net	$30,339
Income tax expense	$30,775
Net income	$57,695
Net income per common share	$0.87
Weighted average shares outstanding	66,555,733

PILGRIM'S PRIDE CORPORATION
News Release
April 25, 2005

Selected Financial Information
(Unaudited)
(In thousands)

Note: “EBITDA” is defined as net income before interest, taxes, depreciation and amortization. EBITDA is presented because it is used by us, and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of Generally Accepted Accounting Principles (GAAP) results, to compare the performance of companies. EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with GAAP.

EBITDA is calculated as follows:

Three Months Ended	April 2, 2005	April 3, 2004
Net Income	$56,389	$32,951
Add:
Income tax expense	34,204	13,594
Interest expense, net	9,318	13,524
Depreciation and amortization	33,777	33,087
Minus:
Amortization of capitalized financing costs	580	488

EBITDA	$133,108	$92,668

Capital expenditures	$27,994	$19,429

			Pro Forma
Six Months Ended	April 2, 2005	April 3, 2004	April 3, 2004
	(26 Weeks)	(27 Weeks)	(27 Weeks)
Net Income	$104,898	$43,237	$57,695
Add:
Income tax expense	65,604	21,915	30,775
Interest expense, net	21,542	25,968	30,339
Depreciation and amortization	63,842	58,998	66,043
Minus:
Amortization of capitalized financing costs	1,150	1,007	1,007

EBITDA	$254,736	$149,111	$183,845

Capital expenditures	$52,154	$39,981	$46,044